UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2017

Glaukos Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37463	33-0945406
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

229 Avenida Fabricante San Clemente, California	92672
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 367-9600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 1, 2017, Glaukos Corporation (the “Company”) announced that Chris M. Calcaterra has been appointed as its Chief Operating Officer, effective immediately.  Mr. Calcaterra has served as the Company’s Chief Commercial Officer since 2008, and was a “named executive officer” in the Company’s Proxy Statement for the year ended December 31, 2015, which was filed with the Securities and Exchange Commission on April 19, 2016 (the “2015 Proxy Statement”).  Mr. Calcaterra’s business experience and other information can be found in the 2015 Proxy Statement.

In connection with this appointment, Mr. Calcaterra’s annual base salary has been increased to $385,000, and he is eligible for an annual target bonus of up to 50% of his base salary, based upon achievement of certain Company and individual performance objectives.  All other terms of Mr. Calcaterra’s employment, including severance benefits, will remain consistent with the terms set forth in his Offer Letter dated July 10, 2014 and his Executive Severance and Change in Control Agreement dated July 10, 2014, both included as exhibits 10.17 and 10.18, respectively, to the Company’s Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on March 15, 2016.

A copy of the press release issued by the Company announcing Mr. Calcaterra’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release of Glaukos Corporation, dated February 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLAUKOS CORPORATION (Registrant)

By:	/s/ Richard L. Harrison
	Name:	Richard L. Harrison
	Title:	Chief Financial Officer

Date: February 1, 2017

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